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                              GARDNER, CARTON & DOUGLAS
                              Suite 3400 - Quaker Tower
                               321 North Clark Street
                           Chicago, Illinois  60610-4795
                                   (312) 644-3000
                            Telecopier:  (312) 644-3381


                                    May 27, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Prudential Small-Cap Quantum Fund, Inc.

Ladies and Gentlemen:

     As counsel for Prudential Small-Cap Quantum Fund, Inc., a Maryland Corporation (the "Fund"), we hereby consent to the incorporation by reference of our opinion dated August 14, 1997, as an exhibit to Post-Effective Amendment No. 3 to the Fund's Registration Statement on Form N-1A, as it may be further amended.


                                         Very truly yours,

                                         /s/ Gardner, Carton & Douglas